CitiMortgage, Inc.
P.O. Box 790013
M.S. 313
St. Louis, MO 63179-0013

                                                                         Citi







                    1123-Servicer Compliance Statement
                       2007 SEC Listed Transactions



I, Herb Gover, Executive Vice President North American Consumer Asset Operations, certify that:


(a) A review of CitiMortgage, Inc. (the "Servicer") activities during the 12 month period ending December 31, 2007 ("Reporting Period") and of its performance under the applicable servicing agreement as identified on Schedule A has been made under my supervision.

(b) To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout the Reporting Period.


       February 22, 2008

       By:/s/Herb Gover
          --------------------------
       Name: Herb Gover
       Title: Executive Vice President, North American Consumer Asset
              Operations







      Schedule A
     ------------
1123 - 2007 SEC Listed transactions




                                                                   Primary               Master                     Trust
Security                                Investor Code              Servicer             Servicer                 Adminstrator
--------------------------------------------------------------------------------------------------------------------------------
BAFC 2007-03                            9086                          X
BAFC 2007-04                            9088                          X
BAFC 2007-6                             -                                                   X
BAFC 2007-7                             9091                          X
Bayview 2007-A                          9085                          X
Bayview 2007-B                          9090                          X
CMALT 2007-A1                           9221-9226                     X                                               X
CMALT 2007-A2                           9241-9246                     X                                               X
CMALT 2007-A3                           9247-9252                     X                                               X
CMALT 2007-A4                           9253-9258                     X                                               X
CMALT 2007-A5                           9274-9279                     X                                               X
CMALT 2007-A6                           9288-9293                     X                                               X
CMALT 2007-A7                           9301-9301                     X                                               X
CMALT 2007-A8                           9326-9329                     X                                               X
CMLTI 2007-10                           9063-8                        X                     X                         X
CMLTI 2007-2                            -                                                   X                         X
CMLTI 2007-6                            9063-6                        X                     X                         X
CMLTI 2007-AR1                          9063-5                        X                     X                         X
CMLTI 2007-AR4                          -                                                   X                         X
CMLTI 2007-AR5                          -                                                   X                         X
CMLTI 2007-AR7                          9063-7                        X                     X                         X
CMLTI 2007-AR8                          -                                                   X                         X
CMSI 2007-1                             9227-9232                     X                                               X
CMSI 2007-2                             9233-9240                     X                                               X
CMSI 2007-3                             9259-9266                     X                                               X
CMSI 2007-4                             9267-9273                     X                                               X
CMSI 2007-5                             9280-9287                     X                                               X
CMSI 2007-6                             9294-9300                     X                                               X
CMSI 2007-7                             9311-9318                     X                                               X
CMSI 2007-8                             9319-9325                     X                                               X
CMSI 2007-9                             9330-9335                     X                                               X
CRMSI 2007-01                           60040                         X                                               X
CRMSI 2007-02                           60050                         X                                               X
CSMC 2007-1                             60368                         X
CSMC 2007-2                             60369                         X
CSMC 2007-6                             9094                          X
CSMC 2007-7                             9098                          X
HALO 2007-1                             -                                                   X
HALO 2007-AR1                           -                                                   X
HALO 2007-WF1                           -                                                   X
HASCO 2007-OPT1                         -                                                   X
MALT 2007-1                             9077                          X
MANA 2007-A1                            9078                          X
MANA 2007-A2                            9082                          X
MANA 2007-A3                            9084                          X
MANA 2007-F1                            9081                          X
MASTR 2007-1                            9096                          X
MLMBS 2007-1                            60366                         X
MLMBS 2007-1                            60055                         X
RWMT 2007-1                             60273                         X
SEMT 2007-2                             60273                         X
SEMT 2007-2                             60371                         X
Sequoia 2007-1                          60370                         X



      Schedule A
     ------------
1123 - 2007 SEC Listed transactions




                                                                   Primary               Master                     Trust
Security                                Investor Code              Servicer             Servicer                 Adminstrator
--------------------------------------------------------------------------------------------------------------------------------
SLC Student Loan Trust 2007-1           -                                                                             X
SLC Student Loan Trust 2007-2           -                                                                             X

